Registration No. 333-44868


                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549
                             -----------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933



                          United Retail Group,Inc.
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           (Exact name of registrant as specified in its charter)


                                  Delaware
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       (State or other jurisdiction of incorporation or organization)


                                 51-0303670
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                    (I.R.S. employer identification no.)


      365 West Passaic Street, Rochelle Park, New Jersey     07662
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            (Address of principal executive offices)       (Zip code)


                 United Retail Group 1999 Stock Option Plan
                            2000 Non-Plan Option
------------------------------------------------------------------------------
                         (Full titles of the plans)


                              George R. Remeta
                          365 West Passaic Street
                      Rochelle Park, New Jersey 07662
------------------------------------------------------------------------------
                  (Name and address of agent for service)


                               (201) 909-2110
------------------------------------------------------------------------------
        Telephone number, including area code, of agent for service



                               402,500 Units

                         UNITED RETAIL GROUP, INC.

                          -----------------------


         The 402,500 units (each consisting of one share of Common Stock, $.001 par value per share, and the right to purchase one one-hundredth of a share of Preferred Stock, $.001 par value per share, and collectively referred to in this Prospectus as a "share of Common Stock") offered hereby are being sold by the Selling Stockholders and are issuable upon the exercise of management stock options in accordance with their terms. See "Selling Stockholders" and "Incorporation of Certain Information by Reference". United Retail Group, Inc. (the "Company") will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

         The Common Stock is quoted on the NASDAQ National Market System under the symbol "URGI".

         See "Risk Factors" for certain conditions relevant to an investment in shares of Common Stock.


                             EXECUTIVE OFFICES

         The executive offices of the Company are located at 365 West Passaic Street, Rochelle Park, New Jersey 07662 (telephone no. (201) 845-0880).


                          -----------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------


                The date of this Prospectus is July 26, 2001


                      -------------------------------

                           AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The public may read and copy any materials that the Company filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission. The public may obtain information on the operation of the Commission's Public Reference Room by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006, on which the shares of Common Stock of the Company are listed. The Commission maintains an Internet site that contains reports, proxy statements and other information regarding the Company filed electronically with the Commission. The address of the Commission's Internet site is http://www.sec.gov.

                       ------------------------------

                         INCORPORATION BY REFERENCE

                  Certain reports, proxy statements and other information filed by the Company and the Selling Stockholders with the Commission have been incorporated by reference in this Prospectus but are not being delivered herewith. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that has been incorporated by reference in this Prospectus). Requests for a copy of such information should be directed to the Company's Senior Vice President- General Counsel, 365 West Passaic Street, Rochelle Park, New Jersey 07662 (Telephone No. (201) 909-2200, e-mail kcarroll@unitedretail.com).

                      -------------------------------

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities to which it relates in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                                RISK FACTORS

Competition

         All aspects of the women's retail apparel business are highly competitive. Many of the competitors are units of large national chains that have substantially greater resources than the Company. Management believes that its principal competitors include all major national and regional department stores, specialty retailers (including Lane Bryant, Inc., which management believes is the largest specialty retailer of large-size women's apparel), discount stores, mail order companies, television shopping channels and the Internet. Management believes its merchandise selection, prices, consistency of merchandise quality and fit, and appealing shopping experience emphasizing strong merchandise presentations, together with its experienced management team, management information systems and logistics capabilities, enable it to compete in the marketplace.

External Influences

         The Company's business involves substantial risks and uncertainties and is subject to change based on various factors beyond the Company's control. The following factors, among others, could affect the Company's results: changes in consumer spending patterns, consumer preferences and overall economic conditions; changes in weather patterns; political instability; risks associated with the seasonality of the retail industry; risks related to consumer acceptance of the Company's products and the ability to develop new merchandise; the ability to retain, hire and train key personnel; risks associated with the ability of the Company's manufacturers to deliver products in a timely manner; risks associated with foreign sources of production; postal rate increases; increases in paper and printing costs; and availability of suitable store locations on appropriate terms.

Dependence on Key Executive

         The Company believes that it has benefited substantially from the leadership of Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company. The Company believes that the loss of his services could have an adverse effect on the Company. Mr. Benaroya has an Employment Agreement with the Company, dated November 20, 1998, as amended, that expires on July 30, 2005. See "Incorporation of Certain Information by Reference."

Impact of Certain Registration Rights

         Under a Restated Stockholders' Agreement, dated December 23, 1992 (as amended, the "Restated Stockholders' Agreement"), Limited Direct Associates, L.P. ("LDA") and Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, each has demand registration rights to require the Company to prepare and file registration statements under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a combined total of 2,787,500 outstanding shares of Common Stock. In addition, under the Restated Stockholders' Agreement, LDA, Mr. Benaroya, certain officers of the Company and its subsidiaries and certain other stockholders have the right to participate on a "piggyback" basis in any future registration statements filed by the Company under the Securities Act to effect demand registration rights or to raise capital for itself through an offering of its equity securities, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration on a "piggyback" basis. See "Incorporation of Certain Information by Reference."

         The Company has registered for resale under the Securities Act 1,539,372 shares of Common Stock that are issuable pursuant to the exercise of management stock options and 1,607,075 outstanding shares that were issued pursuant to the exercise of management stock options in addition to the shares offered for resale under the registration statement of which this Prospectus is a part.

         The potential for resales of up to 6,336,447 shares of Common Stock under the registration statement of which this Prospectus is a part, the registration statements for other management stock options and registration statements that may be filed pursuant to the exercise of Demand Registration Rights and the obligation to include sales by certain stockholders on a "piggyback" basis in any future registration statements could impair the Company's future ability to raise capital through an offering of its equity securities by increasing the number and size of public offerings of Common Stock by sellers other than the Company.

Shares Eligible For Future Resales

         As of May 5, 2001, the Company had outstanding 13,258,633 shares of Common Stock.

         Any shares being resold by an "affiliate" of the Company (as that term is defined under the rules and regulations adopted under the Securities Act) or by a person who would be deemed to have been an "affiliate" at any time during the 90 days preceding a resale will be subject to the volume and manner of sale limitations in Rule 144 adopted under the Securities Act unless the sale is pursuant to a prospectus filed in accordance with the Securities Act. See "Incorporation of Certain Information by Reference." A person who is not deemed to have been an "affiliate" at any time during the 90 days preceding a resale would be entitled to resell shares that are "restricted securities" under Rule 144 without regard to the volume and manner of sale limitations in Rule 144, provided that two years have elapsed since such shares were acquired from the Company or an "affiliate" of the Company.

         Based on available information, the Company believes that all of its outstanding shares of Common Stock not held by its "affiliates" are eligible for resale without regard to the volume and manner of sale limitations in Rule 144.

         The Company can make no prediction as to the effect, if any, that resales of shares of Common Stock or the availability of shares of Common Stock for resale will have on the market price prevailing from time to time. Nevertheless, resales of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

Additional Channel of Distribution

         The Company has entered an additional channel of distribution for its merchandise, Internet and catalog (collectively, "shop @ home") sales, to seek to expand its customer base and to attract more business, both online and in-store, from its existing customers.

         The Company has mailed catalogs and operated an Internet site (www.cloudwalkers.com) for the sale of its CLOUDWALKERS.COM brand women's shoes since the third quarter of fiscal 1999. The Company has mailed catalogs for AVENUE brand merchandise since September 2000. The Company has operated an Internet site (www.avenue.com) for the sale of its AVENUE brand merchandise since November 2000.

         There is no assurance of gross profit on shop @ home sales. See, "Incorporation of Certain Information by Reference."

                            PLAN OF DISTRIBUTION

         The Selling Stockholders may offer shares of Common Stock for resale from time to time on the NASDAQ National Market System through their respective brokers and may also offer shares for resale in private transactions.

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The documents listed in (a) through (d) below are incorporated by reference in this Prospectus:

         (a) the Company's Annual Report on Form 10-K for the year ended February 3, 2001 filed with the Commission (including information incorporated therein by reference);

         (b) all reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after February 3, 2001;

         (c) the description of the Company's (i) Common Stock, par value $.001 per share, contained in its Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders' rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and

         (d) the 1999 Stock Option Plan, which is attached as the Appendix to the Company's proxy statement on Schedule 14A for its 1999 Annual Meeting of Stockholders.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all Form 4 Statements of Changes in Beneficial Ownership filed by the Selling Stockholders after the date of this Prospectus prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.


                              USE OF PROCEEDS

         All shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the resale of such shares.

         The exercise price of any management stock options exercised by Selling Stockholders will be used by the Company for general corporate purposes.

                          VALIDITY OF COMMON STOCK

         The validity of the shares of Common Stock being resold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan, 60,000 shares of Common Stock under the Restated 1996 Stock Option Plan and 50,000 shares of Common Stock under the 1999 Stock Option Plan. Mr. Carroll is the beneficiary of retirement trusts that hold 16,014 shares of Common Stock for his account.

                                  EXPERTS

         The consolidated balance sheets of the Company as of February 3, 2001 and January 29, 2000 and the related consolidated statements of income, cash flows and stockholders' equity for each of the three fiscal years ended February 3, 2001 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 3, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            SELLING STOCKHOLDERS

         The following table sets forth the beneficial ownership of the Company's Common Stock by each Selling Stockholder, both as of June 30, 2001 and after the resale of the shares of Common Stock offered hereby, and the number of shares available for resale in the offering, whether or not the Selling Stockholder has a present intention to resell. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information furnished by the Selling Stockholder. No Selling Stockholder owned 1% or more of the outstanding shares of Common Stock of the Company.


                              Number of Shares of                                    Number of Shares of
                                     Common Stock        Number of Shares of                Common Stock
Name and Title of              Beneficially Owned               Common Stock          Beneficially Owned
Selling Stockholder            Before Offering(1)       Offered for Resale(2)             After Offering
-------------------            ------------------       ---------------------      ---------------------
Joseph A. Alutto(3)(16)                17,590                   9,000                        15,790
Russell Berrie(3)(16)                  40,000                   9,000                        38,200
Carmen Blanco(4)                          -0-                  25,000                           -0-
James Broderick(5)                      2,000                  10,000                           -0-
Ray Brown(6)                            4,500                   7,500                         4,500
Kenneth P. Carroll(7)                 119,014                  50,000                       119,014
Joseph Ciechanover(3)(17)              12,000                   9,000                        10,200
Julie Daly(8)                          20,800                   5,000                        20,300
Jeff Fink(9)                            4,000                  20,000                           -0-
Brian French(10)                        2,000                  20,000                           -0-
Michael Goldstein(3)(18)                6,300                   9,000                         4,500
Jon Grossman(11)                       32,848                   5,000                        31,848
Ilan Kaufthal(3)(16)(19)               80,000                   9,000                        78,200
Vincent P. Langone(3)(16)(20)          48,000                   9,000                        46,200
Paul Mc Farren(12)                        -0-                  25,000                           -0-
Brad Orloff(13)                        13,000                  10,000                        13,000
Richard W. Rubenstein(3)(21)           19,300                   9,000                        17,500
Gerald Schleiffer(14)                   5,000                  25,000                           -0-
Fredric E. Stern(15)                   44,000                   5,000                        43,000
                                       ------                   -----
Total                                 470,352(22)             270,500
                                      ===========             =======

-------------------------
(1) Includes shares issuable upon the exercise of stock options that are vested or are scheduled to become vested within 60 days in accordance with their terms.
(2) Represents all shares issuable to the Selling Stockholder upon the exercise of stock options included in the registration statement of which this Prospectus is a part, whether or not vested now or within 60 days.
(3)   Non-management member of the Company's Board of Directors.
(4) Vice President-Sales of United Retail Incorporated, a subsidiary of United Retail Group, Inc.
(5) Vice President - Shop@Home of United Retail Incorporated. Consists of the right to purchase 2,000 shares of Common Stock within 60 days, which are also included in Number of Shares of Common Stock Offered for Resale.
(6) Vice President-Associate Services of United Retail Incorporated. Consists of the right to purchase 4,500 shares of Common Stock within 60 days.
(7) Senior Vice President - General Counsel of United Retail Group, Inc. Includes the right to purchase 103,000 shares of Common Stock within 60 days.
(8) Vice President - Shop@Home Operations of United Retail Incorporated. Consists of the right to purchase 20,800 shares of Common Stock within 60 days, of which 500 shares are also included in Number of Shares of Common Stock Offered for Resale.
(9) Vice President - Real Estate of United Retail Incorporated. Consists of the right to purchase 4,000 shares of Common Stock within 60 days, which are also included in Number of Shares of Common Stock Offered for Resale.
(10) Vice President-Construction of United Retail Incorporated. Consists of the right to purchase 2,000 shares of Common Stock within 60 days, which are also included in Number of Shares of Common Stock Offered for Resale.
(11) Vice President - Finance of United Retail Group, Inc. Includes the right to purchase 22,000 shares of Common Stock within 60 days, of which 1,000 shares are also included in Number of Shares of Common
      Stock Offered for Resale.
(12)  Vice President-MIS of United Retail Incorporated.
(13) Vice President-Marketing of United Retail Incorporated. Consists of the right to purchase 13,000 shares of Common Stock within 60 days.
(14) Vice President - Planning and Distribution of United Retail Incorporated. Consists of the right to purchase 5,000 shares of Common Stock within 60 days, which are also included in Number of Shares of Common Stock Offered for Resale.
(15) Vice President - Controller of United Retail Incorporated. Includes the right to purchase 19,000 shares of Common Stock within 60 days, of which 1,000 shares are also included in Number of Shares of Common Stock Offered for Resale.
(16) Includes the right to purchase 15,000 shares of Common Stock within 60 days, of which 1,800 shares are also included in Number of Shares of Common Stock Offered for Resale.
(17) Includes the right to purchase 6,600 shares of Common Stock within 60 days, of which 1,800 shares are also included in Number of Shares of Common Stock Offered for Resale.
(18) Includes the right to purchase 1,800 shares of Common Stock within 60 days, which are also included in Number of Shares of Common Stock Offered for Resale.
(19) Excludes shares held by Bear Stearns & Co. Incorporated, of which Mr. Kaufthal is a Vice Chairman, as to which he disclaims beneficial ownership. The outstanding shares are held jointly with his wife.
(20) Includes 400 shares of Common Stock held by a partnership, as to which Mr. Langone disclaims beneficial ownership.
(21) Includes the right to purchase 19,100 shares of Common Stock within 60 days, of which 1,800 shares are also included in Number of Shares of Common Stock Offered for Resale.
(22) Includes the right to purchase 282,800 shares of Common Stock within 60 days, of which 28,100 shares are also included in Number of Shares of Common Stock Offered for Resale.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.

         The documents listed in (a) through (d) below are incorporated by reference in this registration statement:

         (a) the Corporation's Annual Report on Form 10-K for the year ended February 3, 2001 filed with the Commission (including information incorporated therein by reference);

         (b) all reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after February 3, 2001;

         (c) the description of the Corporation's (i) Common Stock, par value $.001 per share, contained in the Corporation's Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders' rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and

         (d) the 1999 Stock Option Plan, which is attached as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1999 Annual Meeting of Stockholders.

         All documents subsequently filed by the Corporation pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Form 4 Statements of Changes in Beneficial Ownership filed by the Selling Stockholders, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Corporation's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan, 60,000 shares of Common Stock under the Restated 1996 Stock Option Plan and 50,000 shares of Common Stock under the 1999 Stock Option Plan. Mr. Carroll is the beneficiary of retirement trusts that hold 16,014 shares of Common Stock for his account.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

         In the case of an action by or in the right of the corporation,
Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.
Section 145 further provides: that a Delaware corporation is required to indemnify a present or former director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made with respect to a person who is an officer or director at the time of determination (i) by the board of directors by majority vote of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

         The Restated By-laws of the Corporation provide for indemnification of directors and officers of the Corporation to the fullest extent permitted by law, as now in effect or later amended. The Restated By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation. The Restated By-laws further provide that such indemnification provisions are not exclusive.

         Additionally, the Corporation's Amended and Restated Certificate of Incorporation eliminates the personal liability of the Corporation's directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

         The Corporation carries a directors' and officers' insurance policy that provides indemnification to its officers and directors under certain circumstances.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as a part of this registration statement:

4.  Instruments Defining the Rights of Security Holders.

         4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation (incorporated herein by reference to Exhibit 3.1 to the Corporation's Form S-1 Registration Statement
(Registration Number 33-44499)).

         4.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated herein by reference to
Exhibit 3 to the Corporation's Current Report on Form 8-K, filed September 23, 1999).

5.  Opinion re Legality.

         5   Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder (previously filed as part of this Registration Statement).

         10 Amendment, dated August 21, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc., as Agent and Lender ("CIT") (previously filed as part of this Registration Statement).

23.  Consent of Experts and Counsel.

         23.1 Consent of PricewaterhouseCoopers LLP is incorporated herein by reference to Exhibit 10.2 to the Corporation's Annual Report on Form 10-K for the year ended February 3, 2001.

         23.2 Consent of Kenneth P. Carroll, Esq. is set forth as part of
Exhibit 5 above.

         The following exhibit to the Corporation's Annual Report on Form 10-K for the year ended February 3, 2001 is incorporated herein by reference.

         Number in Filing           Description

         10.1* Promissory note, dated November 17, 2000, from Raphael Benaroya to the Corporation


         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 28, 2000 are incorporated herein by reference:

         Number in Filing           Description

         10.1* Amendment, dated August 18, 2000, to Employment Agreement, dated November 20, 1998, between the Corporation and Raphael Benaroya
         10.2* Amendment, dated August 18, 2000, to Employment Agreement, dated November 20, 1998, between the Corporation and Kenneth P. Carroll
         10.3 Amendment, dated October 15, 2000, to Right of First Refusal Agreement, dated as of September 17, 1999, between the Corporation and Limited Direct Associates, L.P. ("LDA")
         10.4 Amendment, dated October 15, 2000, to Right of First Refusal Agreement, dated as of September 17, 1999, between the Corporation and The Limited,
                                    Inc./Intimate Brands, Inc. Foundation
                                    ("Foundation")

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended April 29, 2000 is incorporated herein by reference:

         Number in Filing           Description

         10*                        Stock Appreciation Rights Plan

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

         Number in Filing           Description

         10.1*                      Incentive Compensation Program Summary
         10.2                       Amendment, dated December 28, 1999, to
                                    Financing Agreement among the Corporation,
                                    United Retail Incorporated and CIT
         10.3                       Amendment, dated January 31, 2000, to
                                    Financing Agreement among the
                                    Corporation, United Retail
                                    Incorporated, Cloudwalkers, Inc. and
                                    CIT

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

         Number in Filing           Description

         10.1                       Amendment, dated October 6, 1999, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT


         The promissory note, dated November 18, 1999, from Raphael Benaroya to the Corporation filed as the exhibit to Mr. Benaroya's Schedule 13D, dated November 18, 1999, is incorporated herein by reference.
*

         The following exhibits to the Corporation's Current Report on Form 8-K, filed September 23, 1999, are incorporated herein by reference:

         Number in Filing           Description

         3                          Certificate of Designation, Preferences
                                    and Rights of Series A Junior
                                    Participating Preferred Stock
         10.1.1 Right of First Refusal Agreement, dated as of September 17, 1999, between the Corporation and LDA
         10.1.2 Right of First Refusal Agreement, dated as of September 17, 1999, between the Corporation and Foundation

         The following exhibit to the Corporation's Current Report on Form 8-K, filed September 17, 1999, is incorporated herein by reference:

         Number in Filing           Description

         3                          Restated By-Laws of the Corporation

         The stockholders' rights plan filed as the exhibit to the Corporation's Registration Statement on Form 8-A, dated September 15, 1999, is incorporated herein by reference.

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 30, 1999 are incorporated herein by reference:

          Number in Filing          Description

          10.1                      Amendment, dated March 29, 1999, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT
          21                        Subsidiaries of the Corporation

          The 1999 Stock Option Plan set forth as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:

          Number in Filing          Description

          10.1* Employment Agreement, dated November 20, 1998, between the Corporation and Raphael Benaroya
          10.2* Employment Agreement, dated November 20, 1998, between the Corporation and George R. Remeta
          10.3* Employment Agreement, dated November 20, 1998, between the Corporation and Kenneth P. Carroll

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

          Number in Filing          Description

          10.1* 1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya
          10.2* 1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

          Number in Filing          Description

          10.1 Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto
          10.2 Private Label Credit Program Agreement, dated January 27, 1998, between the Corporation, United Retail Incorporated and World Financial Network National Bank (Confidential portions have been deleted and filed separately with the Secretary of the Commission)
          10.4*                     Restated 1990 Stock Option Plan as of
                                    March 6, 1998
          10.5*                     Restated 1990 Stock Option Plan as of
                                    May 28, 1996
          10.6*                     Restated 1996 Stock Option Plan as of
                                    March 6, 1998

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

         Number in Filing           Description

          10.1 Amendment, dated September 15, 1997, to Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

         Number in Filing           Description

          10.1 Financing Agreement, dated August 15, 1997, among the Corporation, United Retail Incorporated and CIT
          10.2*                     Amendment No. 1 to Restated
                                    Supplemental Retirement Savings Plan


          The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

         Number in Filing           Description

          10.1*                     Restated Supplemental Retirement
                                    Savings Plan

         The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

         Number in Filing           Description

         3.1                        Amended and Restated Certificate of
                                    Incorporation of the Corporation

         4.1                        Specimen Certificate for Common Stock
                                    of the Corporation

         10.2.1 Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc. (now known as United Retail
                                    Incorporated)

         10.2.2                     Amendment to Software License
                                    Agreement, dated December 10, 1991

--------------------

         *A compensatory plan for the benefit of the Corporation's management or a management contract.

Item 9.  Undertakings.

         (a)  The undersigned Corporation hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To including any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochelle Park, State of New Jersey, on the 26th day of July, 2001.

                                       UNITED RETAIL GROUP, INC.
                                       (Registrant)


                                       By: /s/ Raphael Benaroya
                                           -----------------------------------
                                           Raphael Benaroya, Chairman of the
                                           Board, President and Chief Executive
                                           Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on the 26th day of July, 2001.

Signature                               Title
---------                               -----


/s/ Raphael Benaroya
---------------------------             Chairman of the Board, President,
Raphael Benaroya                        Chief Executive Officer and Director


/s/ George R. Remeta
---------------------------             Vice Chairman of the Board, Chief
George R. Remeta                        Administrative Officer, Chief Financial
                                        Officer, Secretary and Director


/s/ Jon Grossman
---------------------------             Vice President-Finance and Chief
Jon Grossman                            Accounting Officer


---------------------------             Director
Joseph A. Alutto


/s/Russell Berrie*
---------------------------             Director
Russell Berrie


/s/Joseph Ciechanover*
---------------------------             Director
Joseph Ciechanover


/s/Michael Goldstein*
---------------------------             Director
Michael Goldstein


/s/Ilan Kaufthal*
---------------------------             Director
Ilan Kaufthal


---------------------------             Director
Vincent P. Langone


/s/Richard W. Rubenstein*
---------------------------             Director
Richard W. Rubenstein


----------
*By George R. Remeta as attorney-in-fact pursuant to power of attorney filed with this Registration Statement on August 31, 2000.



                                EXHIBIT LIST

         The following exhibits are filed as a part of this registration statement:

4.  Instruments Defining the Rights of Security Holders.

         4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation (incorporated herein by reference to Exhibit 3.1 to the Corporation's Form S-1 Registration Statement
(Registration Number 33-44499)).

         4.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated herein by reference to
Exhibit 3 to the Corporation's Current Report on Form 8-K, filed September 23, 1999).

5.  Opinion re Legality.

         5 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder (previously filed as part of this Registration Statement).

         10 Amendment, dated August 21, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc., as Agent and Lender ("CIT") (previously filed as part of this Registration Statement).

23.  Consent of Experts and Counsel.

         23.1 Consent of PricewaterhouseCoopers LLP is incorporated herein by reference to Exhibit 10.2 to the Corporation's Annual Report on Form 10-K for the year ended February 3, 2001.

         23.2 Consent of Kenneth P. Carroll, Esq. is set forth as part of
Exhibit 5 above.

         The following exhibit to the Corporation's Annual Report on Form 10-K for the year ended February 3, 2001 is incorporated herein by reference.

         Number in Filing           Description

         10.1* Promissory note, dated November 17, 2000, from Raphael Benaroya to the Corporation

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 28, 2000 are incorporated herein by reference:

         Number in Filing           Description

         10.1* Amendment, dated August 18, 2000, to Employment Agreement, dated November 20, 1998, between the Corporation and Raphael Benaroya
         10.2* Amendment, dated August 18, 2000, to Employment Agreement, dated November 20, 1998, between the Corporation and Kenneth P. Carroll
         10.3 Amendment, dated October 15, 2000, to Right of First Refusal Agreement, dated as of September 17, 1999, between the Corporation and Limited Direct Associates, L.P. ("LDA")
         10.4 Amendment, dated October 15, 2000, to Right of First Refusal Agreement, dated as of September 17, 1999, between the Corporation and The Limited,
                                    Inc./Intimate Brands, Inc. Foundation
                                    ("Foundation")

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended April 29, 2000 is incorporated herein by reference:

         Number in Filing           Description

         10*                                Stock Appreciation Rights Plan

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

         Number in Filing           Description

         10.1*                      Incentive Compensation Program Summary
         10.2                       Amendment, dated December 28, 1999, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT
         10.3                       Amendment, dated January 31, 2000, to
                                    Financing Agreement among the
                                    Corporation, United Retail
                                    Incorporated, Cloudwalkers, Inc. and
                                    CIT

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

         Number in Filing           Description

         10.1                       Amendment, dated October 6, 1999, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT

         The promissory note, dated November 18, 1999, from Raphael Benaroya to the Corporation filed as the exhibit to Mr. Benaroya's Schedule 13D, dated November 18, 1999, is incorporated herein by reference.
*

         The following exhibits to the Corporation's Current Report on Form 8-K, filed September 23, 1999, are incorporated herein by reference:

         Number in Filing           Description

         3                          Certificate of Designation, Preferences
                                    and Rights of Series A Junior
                                    Participating Preferred Stock
         10.1.1 Right of First Refusal Agreement, dated as of September 17, 1999, between the Corporation and LDA
         10.1.2 Right of First Refusal Agreement, dated as of September 17, 1999, between the Corporation and Foundation

         The following exhibit to the Corporation's Current Report on Form 8-K, filed September 17, 1999, is incorporated herein by reference:

         Number in Filing           Description

         3                          Restated By-Laws of the Corporation

         The stockholders' rights plan filed as the exhibit to the Corporation's Registration Statement on Form 8-A, dated September 15, 1999, is incorporated herein by reference.

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 30, 1999 are incorporated herein by reference:

          Number in Filing          Description

          10.1                      Amendment, dated March 29, 1999, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT
          21                        Subsidiaries of the Corporation

          The 1999 Stock Option Plan set forth as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:

          Number in Filing          Description

          10.1* Employment Agreement, dated November 20, 1998, between the Corporation and Raphael Benaroya
          10.2* Employment Agreement, dated November 20, 1998, between the Corporation and George R. Remeta
          10.3* Employment Agreement, dated November 20, 1998, between the Corporation and Kenneth P. Carroll

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

          Number in Filing          Description

          10.1* 1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya

          10.2* 1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:


          Number in Filing          Description

          10.1 Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto
          10.2 Private Label Credit Program Agreement, dated January 27, 1998, between the Corporation, United Retail Incorporated and World Financial Network National Bank (Confidential portions have been deleted and filed separately with the Secretary of the Commission)
          10.4*                     Restated 1990 Stock Option Plan as of
                                    March 6, 1998
          10.5*                     Restated 1990 Stock Option Plan as of
                                    May 28, 1996
          10.6*                     Restated 1996 Stock Option Plan as of
                                    March 6, 1998

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

         Number in Filing           Description

          10.1 Amendment, dated September 15, 1997, to Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

         Number in Filing           Description

          10.1 Financing Agreement, dated August 15, 1997, among the Corporation, United Retail Incorporated and CIT
          10.2*                     Amendment No. 1 to Restated
                                    Supplemental Retirement Savings Plan

          The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

         Number in Filing           Description

          10.1*                     Restated Supplemental Retirement
                                    Savings Plan

         The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

         Number in Filing           Description

         3.1                        Amended and Restated Certificate of
                                    Incorporation of the Corporation
         4.1                        Specimen Certificate for Common Stock
                                    of the Corporation
         10.2.1 Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc. (now known as United Retail
                                    Incorporated)
         10.2.2                     Amendment to Software License
                                    Agreement, dated December 10, 1991

--------------------

           *A compensatory plan for the benefit of the Corporation's management or a management contract.



                             Kenneth P. Carroll
                 Senior Vice President and General Counsel
                         United Retail Group, Inc.
                          365 West Passaic Street
                          Rochelle Park, NJ 07662
                               (201) 909-2200
                                    ----

                         Telecopier: (201) 909-2103
                     E-mail: kcarroll@unitedretail.com





                                                              July ___, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

      Re:     Registration Statement on Form S-8 (Registration No. 333-44868)
              ---------------------------------------------------------------

Dear Sir/Madam:

         Please file the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 that follows this letter.

                                                    Very truly yours,

                                                    /s/ Kenneth P. Carroll




KPC/jw
S8-2001